Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Airspan Networks Holdings Inc.’s (formerly known as New Beginnings Acquisition Corp.) on Form S-8 of our report dated March 31, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is May 14, 2021, with respect to our audit of the financial statements of New Beginnings Acquisition Corp. as of December 31, 2020 and for the period from August 20, 2020 (inception) through December 31, 2020 appearing in the Annual Report on Form 10-K/A of New Beginnings Acquisition Corp. for the year ended December 31, 2020. We were dismissed as auditors on August 13, 2021, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal on August 13, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

San Francisco, CA

October 18, 2021